Exhibit 99.1

NEWS RELEASE

ARTHUR J. GALLAGHER & CO. ANNOUNCES

FOURTH QUARTER AND FULL YEAR 2012 FINANCIAL RESULTS

ITASCA, IL, January 29, 2013 — Arthur J. Gallagher & Co. (NYSE: AJG) today reported its financial results for the quarter and year ended December 31, 2012. A printer-friendly format and supplemental quarterly data is available at www.ajg.com. For a description of the non-GAAP measures used to report financial results in this earnings release, please see “Information Regarding Non-GAAP Measures” beginning on page 7.

“We had a strong finish to 2012 and we are well positioned for continued success in 2013,” said J. Patrick Gallagher, Jr., Chairman, President and CEO. “In the fourth quarter, our combined Brokerage and Risk Management segments posted 14% growth in adjusted total revenues, 4.6% organic growth in base commission and fee revenues, 17% growth in adjusted EBITDAC and adjusted EBITDAC margins improved by 50 basis points.”

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Our Brokerage segment had an outstanding quarter. Adjusted total revenues were up 18%, base organic commission and fee revenues grew 5.2%, adjusted EBITDAC was up 20% and adjusted EBITDAC margins were up 40 basis points. We also completed another 21 acquisitions with annualized revenues of $76 million, which pushed total acquired annualized revenues for all of 2012 to over $230 million.

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Our Risk Management segment had an excellent quarter. Excluding the New Zealand earthquake claim-settling unit, which has wrapped up operations, adjusted total revenues were up 5%, base organic fees were up 2.9%, adjusted EBITDAC was up 6%, adjusted EBITDAC margins improved by 30 basis points and we hit our targeted adjusted EBITDAC margin of 16% while making our planned client-centric investments.

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During the fourth quarter, we took actions to contract our global workforce by approximately 3%, or 400 middle-office and back-office positions. These actions reflect our investments in productivity initiatives and improved technology utilization. Pretax charges totaled approximately $12.3 million and we expect related future annual workforce savings of approximately $35.0 million. Anticipated to mostly offset these future savings will be increased medical costs, reduced discount rate on our frozen pension plan, salary increases, increased performance-based compensation and increased long-term incentive compensation.

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We made tremendous progress in rolling-out our clean-energy investments during 2012 and now have most of our plants in various stages of ramping up production. Our clean energy investments earned nearly $33 million in 2012 and could be more than double that in 2013. These additional earnings will be used to continue our M&A strategy in our core brokerage and risk management operations.

“As we look towards 2013, we see a rate environment that is still showing signs of firming in many lines, clients that are finding ways to grow their businesses even in these uncertain times, a strong M&A pipeline, and an operating environment where we can control our costs and improve our productivity. Gallagher’s sales and high-quality service culture is thriving and we are in an excellent position for success in 2013.”

The following provides non-GAAP information that management believes is helpful when comparing 2012 revenues, EBITDAC and diluted net earnings (loss) per share with the same periods in 2011:

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Quarter Ended December 31							Diluted Net Earnings
	Revenues			EBITDAC			(Loss) Per Share
Segment	4th Q 12	4th Q 11	Chg	4th Q 12	4th Q 11	Chg	4th Q 12	4th Q 11
	(in millions)			(in millions)
Brokerage, as adjusted	$486.6	$413.9	18%	$104.2	$86.7	20%	$0.35	$0.32
Gains on book sales	2.5	1.1		2.5	1.1		0.01	0.01
Heath Lambert integration	—	—		(7.0)	(7.5)		(0.04)	(0.04)
Workforce & lease termination	—	—		(9.7)	(0.4)		(0.05)	(0.01)
Acquisition related adjustments	—	—		—	(0.6)		—	(0.01)
Levelized foreign currency translation	—	(1.6)		(0.9)	0.3		—	—
Effective income tax rate impact	—	—		—	—		(0.02)	0.01

Brokerage, as reported	489.1	413.4		89.1	79.6		0.25	0.28

Risk Management, as adjusted	143.8	137.4	5%	23.0	21.6	6%	0.09	0.09
New Zealand earthquake claims administration	1.0	8.3		—	2.5		—	0.02
GAB Robins integration	—	—		—	(1.7)		—	(0.01)
South Australia ramp up costs	—	—		(2.1)	—		(0.01)	—
Workforce & lease termination	—	—		(2.6)	(0.4)		(0.01)	—
Effective income tax rate impact	—	—		—	—		—	0.01

Risk Management, as reported	144.8	145.7		18.3	22.0		0.07	0.11

Total Brokerage & Risk Management, as reported	633.9	559.1		107.4	101.6		0.32	0.39
Corporate, as reported	39.3	19.3		(12.0)	(10.1)		(0.05)	(0.04)

Total Company, as reported	$673.2	$578.4		$95.4	$91.5		$0.27	$0.35

Total Brokerage & Risk Management, as adjusted	$630.4	$551.3	14%	$127.2	$108.3	17%	$0.44	$0.41

Year Ended December 31							Diluted Net Earnings
	Revenues			EBITDAC			(Loss) Per Share
Segment	Year 12	Year 11	Chg	Year 12	Year 11	Chg	Year 12	Year 11
	(in millions)			(in millions)
Brokerage, as adjusted	$1,823.7	$1,549.3	18%	$414.7	$340.5	22%	$1.43	$1.28
Gains on book sales	3.9	5.5		3.9	5.5		0.02	0.03
Heath Lambert integration	—	—		(19.3)	(16.0)		(0.10)	(0.08)
Workforce & lease termination	—	—		(14.4)	(2.6)		(0.07)	(0.01)
Acquisition related adjustments	—	—		—	(7.0)		—	0.03
Levelized foreign currency translation	—	1.7		(1.6)	0.4		(0.01)	—

Brokerage, as reported	1,827.6	1,556.5		383.3	320.8		1.27	1.25

Risk Management, as adjusted	563.1	527.0	7%	90.3	81.4	11%	0.36	0.35
New Zealand earthquake claims administration	8.6	21.8		1.5	6.1		0.01	0.03
GAB Robins integration	—	—		—	(13.0)		—	(0.06)
South Australia ramp up costs	—	—		(2.1)	—		(0.01)	—
Workforce & lease termination	—	—		(2.7)	(5.6)		(0.01)	(0.03)

Risk Management, as reported	571.7	548.8		87.0	68.9		0.35	0.29

Total Brokerage & Risk Management, as reported	2,399.3	2,105.3		470.3	389.7		1.62	1.54
Corporate, as reported	121.0	29.4		(38.2)	(32.1)		(0.03)	(0.26)

Total Company, as reported	$2,520.3	$2,134.7		$432.1	$357.6		$1.59	$1.28

Total Brokerage & Risk Management, as adjusted	$2,386.8	$2,076.3	15%	$505.0	$421.9	20%	$1.79	$1.63

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Brokerage Segment Fourth Quarter Highlights - The following tables provide non-GAAP information that management believes is helpful when comparing certain 2012 financial information with the same periods in 2011 (in millions):

Organic Revenues (Non-GAAP)		4th Q 12	4th Q 11	Year 12	Year 11
Base Commissions and Fees
Commissions as reported		$339.8	$297.7	$1,302.5	$1,127.4
Fees as reported		121.8	96.4	403.2	324.1
Less commissions and fees from acquisitions		(46.4)	—	(200.1)	—
Less disposed of operations		—	(0.9)	—	(8.1)
Levelized foreign currency translation		—	1.5	—	(1.5)

Organic base commissions and fees		$415.2	$394.7	$1,505.6	$1,441.9

Organic change in base commissions and fees		5.2%	4.9%	4.4%	2.8%

Supplemental Commissions
Supplemental commissions as reported		$17.6	$14.0	$67.9	$56.0
Less supplemental commissions from acquisitions		(2.4)	—	(10.7)	—
Less disposed of operations		—	(0.1)	—	(0.6)

Organic supplemental commissions		$15.2	$13.9	$57.2	$55.4

Organic change in supplemental commissions		9.4%	12.4%	3.3%	12.8%

Contingent Commissions
Contingent commissions as reported		$5.9	$3.5	$42.9	$38.1
Less contingent commissions from acquisitions		(0.5)	—	(5.2)	—

Organic contingent commissions		$5.4	$3.5	$37.7	$38.1

Organic change in contingent commissions		54.3%	3.2%	-1.1%	-6.3%

Adjusted Compensation Expense and Ratio (non-GAAP)		4th Q 12	4th Q 11	Year 12	Year 11
Reported amounts		$316.9	$267.3	$1,131.6	$968.4
Heath Lambert integration		(6.1)	(4.7)	(13.2)	(9.2)
Earnout related compensation charge		—	(0.6)	—	(7.0)
Workforce and lease termination related charges		(9.0)	(0.3)	(13.7)	(2.5)
Levelized foreign currency translation		—	1.5	—	(0.8)

Adjusted amounts		$301.8	$263.2	$1,104.7	$948.9

Adjusted ratios using adjusted revenues on page 2	*	62.0%	63.6%	60.6%	61.3%

*	Adjusted fourth quarter compensation ratio was 1.6 pts lower than the same period in 2011. This ratio was primarily impacted by reductions in incentive compensation of 1.3 pts and 0.4 pts due to headcount control.

Adjusted Operating Expense and Ratio (non-GAAP)		4th Q 12	4th Q 11	Year 12	Year 11
Reported amounts		$83.1	$66.5	$312.7	$267.3
Heath Lambert integration		(0.9)	(2.8)	(6.1)	(6.8)
Workforce and lease termination related charges		(0.7)	(0.1)	(0.7)	(0.1)
Levelized foreign currency translation		(0.9)	0.4	(1.6)	(0.5)

Adjusted amounts		$80.6	$64.0	$304.3	$259.9

Adjusted ratios using adjusted revenues on page 2	*	16.6%	15.5%	16.7%	16.8%

*	Adjusted fourth quarter operating expense ratio was 1.1 pts higher than the same period in 2011. This ratio was primarily impacted by increased travel and meeting expenses of 0.5 pts and increased office expenses of 0.3 pts.

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Brokerage Segment Fourth Quarter Highlights (continued)

Adjusted EBITDAC (non-GAAP)	4th Q 12	4th Q 11	Year 12	Year 11
Total EBITDAC - see page 10 for computation	$89.1	$79.6	$383.3	$320.8
Gains from books of business sales	(2.5)	(1.1)	(3.9)	(5.5)
Heath Lambert integration	7.0	7.5	19.3	16.0
Earnout related compensation charge	—	0.6	—	7.0
Workforce and lease termination related charges	9.7	0.4	14.4	2.6
Levelized foreign currency translation	0.9	(0.3)	1.6	(0.4)

Adjusted EBITDAC	$104.2	$86.7	$414.7	$340.5

Adjusted EBITDAC change	20.2%	26.6%	21.8%	17.7%

Adjusted EBITDAC margin	21.4%	21.0%	22.7%	22.0%

The following is a summary of brokerage acquisition activity for 2012 and 2011:

	4th Q 12	4th Q 11	Year 12	Year 11
Shares issued for acquisitions and earnouts	470,000	1,062,000	7,792,000	3,454,000
Number of acquisitions closed	21	11	58	32
Annualized revenues acquired (in millions)	$75.9	$42.2	$231.3	$277.0

Risk Management Segment Fourth Quarter Highlights - The following tables provide non-GAAP information that management believes is helpful when comparing certain 2012 financial information with the same periods in 2011 (in millions):

Organic Revenues (Non-GAAP)		4th Q 12	4th Q 11	Year 12	Year 11
Base domestic and international fees		$137.6	$132.2	$541.7	$510.7
Less fees from acquisitions		(0.9)	—	(2.2)	—
Levelized foreign currency translation		—	0.7	—	(0.1)

Organic base domestic and international fees		136.7	132.9	539.5	510.6
International performance bonus fees		5.3	4.5	18.2	13.6
New Zealand earthquake claims administration		1.0	8.3	8.6	21.8

Organic fees		$143.0	$145.7	$566.3	$546.0

Organic change in fees		-1.9%	12.6%	3.7%	9.4%

Organic change in base domestic and international fees		2.9%	5.5%	5.7%	4.9%

Adjusted Compensation Expense and Ratio (non-GAAP)		4th Q 12	4th Q 11	Year 12	Year 11
Reported amounts		$90.7	$88.9	$347.0	$344.1
New Zealand earthquake claims administration		(0.8)	(4.9)	(5.5)	(13.1)
GAB Robins integration		—	(0.8)	—	(9.2)
South Australia ramp up costs		(1.5)	—	(1.5)	—
Workforce and lease termination related charges		(2.4)	(0.4)	(2.5)	(3.9)

Adjusted amounts		$86.0	$82.8	$337.5	$317.9

Adjusted ratios using adjusted revenues on page 2	*	59.8%	60.3%	59.9%	60.3%

*	Adjusted fourth quarter compensation ratio was 0.5 pts lower than the same period in 2011. This ratio was primarily impacted by reduced incentive compensation of 1.7 pts, partially offset by increased employee benefits costs of 0.7 pts and temporary help of 0.5 pts.

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Risk Management Segment Fourth Quarter Highlights (continued)

Adjusted Operating Expense and Ratio (non-GAAP)		4th Q 12	4th Q 11	Year 12	Year 11
Reported amounts		$35.8	$34.8	$137.7	$135.8
New Zealand earthquake claims administration		(0.2)	(0.9)	(1.6)	(2.6)
GAB Robins integration		—	(0.9)	—	(3.8)
South Australia ramp up costs		(0.6)	—	(0.6)	—
Workforce and lease termination related charges		(0.2)	—	(0.2)	(1.7)

Adjusted amounts		$34.8	$33.0	$135.3	$127.7

Adjusted ratios using adjusted revenues on page 2	*	24.2%	24.0%	24.0%	24.2%

*	Adjusted fourth quarter operating expense ratio was 0.2 pts higher than the same period in 2011. This year, a new product was introduced that is primarily outsourced, the cost of which flows through operating expenses. The impact of this product was 1.3 pts on the quarter. Excluding the impact of this product, the adjusted fourth quarter operating expense ratio would have been 1.1 pts lower than the same period in 2011. This ratio was primarily impacted by a decrease in professional fees of 0.3 pts and a reduction in business insurance of 0.5 pts.

Adjusted EBITDAC (non-GAAP)	4th Q 12	4th Q 11	Year 12	Year 11
Total EBITDAC - see page 10 for computation	$18.3	$22.0	$87.0	$68.9
New Zealand earthquake claims administration	—	(2.5)	(1.5)	(6.1)
GAB Robins integration	—	1.7	—	13.0
South Australia ramp up costs	2.1	—	2.1	—
Workforce and lease termination related charges	2.6	0.4	2.7	5.6

Adjusted EBITDAC	$23.0	$21.6	$90.3	$81.4

Adjusted EBITDAC change	6.5%	16.8%	10.9%	15.3%

Adjusted EBITDAC margin	16.0%	15.7%	16.0%	15.4%

Corporate Segment Fourth Quarter Highlights - The following table provides non-GAAP information that management believes is helpful when comparing 2012 operating results for the Corporate Segment with the same periods in 2011 (in millions):

	2012			2011
	Pretax	Income	Net	Pretax	Income	Net
	Earnings	Tax	Earnings	Earnings	Tax	Earnings
	(Loss)	Benefit	(Loss)	(Loss)	Benefit	(Loss)
4th Quarter
Interest and banking costs	$(11.6)	$4.7	$(6.9)	$(11.1)	$4.5	$(6.6)
Clean energy investments	(5.7)	6.8	1.1	(4.7)	7.2	2.5
Acquisition costs	(3.3)	0.1	(3.2)	(0.8)	(0.4)	(1.2)
Corporate	(2.5)	4.6	2.1	(3.6)	3.9	0.3
Legacy investments	—	—	—	(0.4)	1.8	1.4

	$(23.1)	$16.2	$(6.9)	$(20.6)	$17.0	$(3.6)

Year
Interest and banking costs	$(46.1)	$18.4	$(27.7)	$(43.8)	$17.5	$(26.3)
Clean energy investments	(17.3)	50.0	32.7	(14.8)	18.7	3.9
Acquisition costs	(7.1)	0.7	(6.4)	(4.7)	0.6	(4.1)
Corporate	(11.4)	9.5	(1.9)	(9.8)	5.5	(4.3)
Legacy investments	—	—	—	(0.3)	1.7	1.4

	$(81.9)	$78.6	$(3.3)	$(73.4)	$44.0	$(29.4)

Debt, interest and banking - At December 31, 2012, Gallagher had $725.0 million of long-term borrowings outstanding under four private placement agreements, which are due and payable in various amounts in 2014 through 2023. Gallagher also maintains an unsecured line of credit of $500.0 million that expires July 14, 2014. There were $129.0 million of borrowings outstanding under Gallagher’s line of credit facility at December 31, 2012.

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Corporate Segment Fourth Quarter Highlights (continued)

Clean energy investments—Gallagher has investments in limited liability companies that own 29 clean coal production plants which produce refined coal using proprietary technologies owned by Chem-Mod. We believe these plants are qualified to receive refined coal tax credits under IRC Section 45. The fourteen plants which were placed in service prior to December 31, 2009 (which we refer to as the 2009 Era Plants) can receive tax credits through 2019 and the fifteen plants which were placed in service prior to December 31, 2011 (which we refer to as the 2011 Era Plants) can receive tax credits through 2021.

•	2009 Era Plants—Twelve of the fourteen plants are under long-term production contracts. At December 31, 2012, Gallagher’s tax-effected carrying value of these investments was $4.7 million and collectively they could generate approximately $4.5 million of net after-tax earnings per quarter through 2019. Gallagher is currently in negotiations with a utility for long-term production contracts for the remaining two plants. At December 31, 2012, Gallagher’s tax-effected carrying value of these two investments was $0.8 million. Gallagher cannot predict when these two plants will resume production of refined coal or the amount of refined coal that will ultimately be produced.

•	2011 Era Plants—Seven of the fifteen plants are under long-term production contracts. Gallagher’s tax-effected carrying value of these investments at December 31, 2012 was $13.5 million and collectively they could generate approximately $12.0 million of net after-tax earnings per quarter through 2021. Gallagher has signed long-term production agreements for two plants that may resume production in mid-2013. Gallagher’s tax-effected carrying value of these investments at December 31, 2012 was $0.8 million and they could generate approximately $3.0 million of net after-tax earnings per quarter through 2021 once production resumes. Gallagher is in negotiations for long-term production agreements for two plants that may resume production in mid-2013. Gallagher’s tax-effected carrying value of these two investments at December 31, 2012 was $0.7 million and collectively they could generate approximately $1.5 million of net after-tax earnings per quarter through 2021 once production resumes. Gallagher has been selected as a finalist in a request for proposal to provide refined coal at two of the remaining four plants, which had a tax-effected carrying value of $0.8 million at December 31, 2012. Gallagher is seeking long-term production contracts for the remaining two plants which had a tax-effected carrying value of $0.8 million at December 31, 2012. Gallagher cannot predict when these four plants will resume production of refined coal or the amount of refined coal that will ultimately be produced.

•	For those 2009 and 2011 Era Plants that are not yet under long-term production contracts, we estimate that we will invest an average of $4.0 million additional per plant on a tax-effected basis to connect and house each of these plants. For those plants that will have majority ownership co-investors, the tax-effected average additional investment will be $2.0 million.

•	Gallagher has sold co-investor majority ownership interests in twelve plants. Gallagher also has agreements in principle with co-investors for the sale of majority ownership interests in five additional plants. We may sell ownership interests in some or all of the remaining plants to co-investors.

•	Gallagher’s investment in Chem-Mod generates royalty income from clean energy plants owned by those limited liability companies in which it invests as well as clean energy plants owned by other unrelated parties. Based on current production estimates provided by licensees, Chem-Mod could generate for Gallagher approximately $3.6 million of net after-tax earnings per quarter.

•	Please note that all estimates set forth above regarding the potential future quarterly earnings impact of our clean energy investments are subject to significant risks, including those referred to below under “Information Regarding Forward-Looking Statements.”

Acquisition costs - Consists mostly of external professional fees and other due diligence costs related to acquisitions.

Corporate—Consists of overhead allocations mostly related to corporate staff compensation.

Income Taxes

Gallagher allocates the provision for income taxes to its Brokerage and Risk Management segments as if those segments were computing income tax provisions on a separate company basis. Gallagher historically has reported, and anticipates reporting for the foreseeable future, an effective tax rate of approximately 37% to 39% in both its Brokerage and Risk Management segments. Gallagher’s consolidated effective tax rate for the quarter ended December 31, 2012 and 2011 was 26.2% and 14.6%, respectively. Gallagher’s tax rate for fourth quarter 2012 was lower than the statutory rate primarily due to the amount of IRC Section 45 tax credits earned in the quarter. Gallagher’s effective tax rate for fourth quarter 2012 was higher than the same period in 2011 primarily due to several tax related adjustments made during fourth quarter 2011 which did not recur in 2012.

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Webcast Conference Call

Gallagher will host a webcast conference call on Wednesday, January 30, 2013 at 9:15 a.m. ET/8:15 a.m. CT. To listen to this call, please go to www.ajg.com. The call will be available for replay at such website for not less than 90 days.

About Arthur J. Gallagher & Co.

Arthur J. Gallagher & Co., an international insurance brokerage and risk management services firm, is headquartered in Itasca, Illinois, has operations in 18 countries and offers client-service capabilities in more than 140 countries around the world through a network of correspondent brokers and consultants.

Information Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipates,” “believes,” “contemplates,” “see,” “should,” “could,” “estimates,” “expects,” “intends,” “plans” and variations thereof and similar expressions, are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, (i) statements regarding the amount of, and potential uses for, investment returns generated by Gallagher’s clean energy investments, (ii) our corporate income tax rate, (iii) the insurance premium rate environment, (iv) the strength of our clients’ businesses, (v) prospects for our acquisition strategy and pipeline, (vi) our ability to control expenses and improve productivity, (vii) the future revenue and earnings impact of recent acquisitions, (viii) drivers of organic growth in the Brokerage and Risk Management segments and (ix) anticipated future results or performance of any segment or the Company as a whole.

Gallagher’s actual results may differ materially from those contemplated by the forward-looking statements. Readers are therefore cautioned against relying on any of the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the following:

•	Risks and uncertainties related to Gallagher’s clean energy investments include uncertainties related to political and regulatory risks, including potential actions by Congress or challenges by the IRS eliminating or reducing the availability of tax credits under IRC Section 45 retroactively and/or going forward; the ability to maintain and find co-investors; the potential for divergent business objectives by co-investors and other stakeholders; plant operational risks, including supply-chain risks; utilities’ future use of, or demand for, coal; the market price of coal; the costs of moving a clean coal plant; intellectual property risks; and environmental risks – all of which could impact (i) and (ii) above; and

•	Changes in worldwide and national economic conditions (including an economic downturn and uncertainty regarding the European debt crisis), changes in premium rates and in insurance markets generally, changes in the insurance brokerage industry’s competitive landscape, our inability to identify appropriate acquisition targets at the right price, and the difficulties inherent in combining the cultures and systems of different companies could impact (iii) – (ix) above.

Please refer to Gallagher’s filings with the SEC, including Item 1A, “Risk Factors,” of its Annual Report on Form 10-K for the fiscal year ended December 31, 2011, for a more detailed discussion of these and other factors that could impact its forward-looking statements. Any forward-looking statement made by Gallagher in this press release speaks only as of the date on which it is made. Except as required by applicable law, Gallagher does not undertake to update the information included herein or the corresponding earnings release posted on Gallagher’s website.

Information Regarding Non-GAAP Measures

In addition to reporting financial results in accordance with GAAP, this press release provides information regarding EBITDAC, EBITDAC margin, adjusted EBITDAC, adjusted EBITDAC margin, diluted net earnings per share (as adjusted) for the Brokerage and Risk Management segments, adjusted revenues, adjusted compensation and operating expenses, adjusted compensation expense ratio, adjusted operating expense ratio and organic revenue measures for each operating segment. These measures are not in accordance with, or an alternative to, the GAAP information provided in this press release. Gallagher’s management believes that these presentations provide useful information to management, analysts and investors regarding financial and business trends relating to Gallagher’s results of operations and financial condition. Gallagher’s industry peers may provide similar supplemental non-GAAP information related to organic revenues and EBITDAC, although they may not use the same or comparable terminology and may not make identical adjustments. The non-GAAP information provided by Gallagher should be used in addition to, but not as a substitute for, the GAAP information provided. Certain reclassifications have been made to the prior year amounts reported in this press release in order to conform them to the current year presentation.

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Adjusted presentation—Gallagher believes that the adjusted presentations of the 2012 and 2011 information, presented in this earnings release, provides stockholders and other interested persons with useful information regarding certain financial metrics of Gallagher that may assist such persons in analyzing Gallagher’s operating results as they develop a future earnings outlook for Gallagher. The after-tax amounts related to the adjustments were computed using the normalized effective tax rate for each respective period.

•	Adjusted revenues and expenses - Gallagher defines these measures as revenues, compensation expense and operating expense, respectively, each adjusted to exclude gains realized from sales of books of business, Heath Lambert integration costs, New Zealand earthquake claims administration, South Australia ramp up costs, workforce related charges, lease termination related charges, acquisition related adjustments, the impact of foreign currency translation and effective income tax rate impact, as applicable. Acquisition related adjustments include costs related to transactions not expected to occur on an ongoing basis in the future once we fully assimilate the applicable acquisition. These costs are typically associated with redundant workforce, extra lease space, duplicate services and external costs incurred to assimilate the acquisition with our IT related systems.

•	Adjusted ratios—Adjusted compensation expense ratio and adjusted operating expense ratio are defined as adjusted compensation expense and adjusted operating expense, respectively, further adjusted to exclude GAB Robins integration costs and South Australia ramp up costs, as applicable, each divided by adjusted revenues.

Earnings Measures—Gallagher believes that each of EBITDAC, EBITDAC margin, adjusted EBITDAC, adjusted EBITDAC margin and diluted net earnings per share (as adjusted) for the Brokerage and Risk Management segments, as defined below, provides a meaningful representation of its operating performance. Gallagher considers EBITDAC and EBITDAC margin as a way to measure financial performance on an ongoing basis. Adjusted EBITDAC, adjusted EBITDAC margin and diluted net earnings per share (as adjusted) for the Brokerage and Risk Management segments are presented to improve the comparability of our results between periods by eliminating the impact of the items that have a high degree of variability.

•	EBITDAC—Gallagher defines this measure as net earnings before interest, income taxes, depreciation, amortization and the change in estimated acquisition earnout payables.

•	EBITDAC margin—Gallagher defines this measure as EBITDAC divided by total revenues.

•	Adjusted EBITDAC—Gallagher defines this measure as EBITDAC adjusted to exclude gains realized from sales of books of business, Heath Lambert integration costs, earnout related compensation charges, workforce related charges, lease termination related charges, New Zealand earthquake claims administration costs, GAB Robins integration costs, South Australia ramp up costs, acquisition related adjustments and the impact of foreign currency translation, as applicable.

•	Adjusted EBITDAC margin—Gallagher defines this measure as adjusted EBITDAC divided by total adjusted revenues (defined above).

•	Diluted net earnings per share (as adjusted) for the Brokerage and Risk Management segments - Gallagher defines this measure as net earnings adjusted to exclude the after-tax impact of gains realized from sales of books of business, Heath Lambert integration costs, New Zealand earthquake claims administration, GAB Robins integration costs, South Australia ramp up costs, the impact of foreign currency translation, workforce related charges, lease termination related charges, acquisition related adjustments, adjustments to change in estimated acquisition earnout payables and effective income tax rate impact divided by diluted weighted average shares outstanding. The effective income tax rate impact represents the difference in income tax expense for tax amounts derived using the actual effective tax rate compared to tax amounts derived using a normalized effective tax rate.

Organic Revenues—Organic change in base commission and fee revenues excludes the first twelve months of net commission and fee revenues generated from acquisitions accounted for as purchases and the net commission and fee revenues related to operations disposed of in each year presented. These commissions and fees are excluded from organic revenues in order to help interested persons analyze the revenue growth associated with the operations that were a part of Gallagher in both the current and prior year. In addition, change in organic growth excludes the impact of supplemental commission and contingent commission revenues, the period-over-period impact of foreign currency translation. The amounts excluded with respect to foreign currency translation are calculated by applying 2012 foreign exchange rates to the same periods in 2011. For the Risk Management segment, organic change in base domestic and international fee revenues excludes international performance bonus fees and New Zealand earthquake claims administration to improve the comparability of our results between periods by eliminating the impact of the items that have a high degree of variability or due to the limited-time nature of these revenue sources.

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These revenue items are excluded from organic revenues in order to determine a comparable measurement of revenue growth that is associated with the revenue sources that will be continuing in 2013 and beyond. Gallagher has historically viewed organic revenue growth as an important indicator when assessing and evaluating the performance of its Brokerage and Risk Management segments. Gallagher also believes that using this measure allows financial statement users to measure, analyze and compare the growth from its Brokerage and Risk Management segments in a meaningful and consistent manner.

Reconciliation of Non-GAAP Information Presented to GAAP Measures—This press release includes tabular reconciliations to the most comparable GAAP measures, as follows: for EBITDAC (on page 10), for adjusted revenues, adjusted EBITDAC and adjusted diluted net earnings per share (on page 2), for organic revenue measures (on pages 3 and 4, respectively, for the Brokerage and Risk Management segments), for adjusted compensation and operating expenses and adjusted EBITDAC margin (on pages 3, 4 and 5, respectively, for the Brokerage and Risk Management segments). Reported compensation and operating expense ratios can be found in the supplemental quarterly data available at www.ajg.com.

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Arthur J. Gallagher & Co.

Reported Statement of Earnings and EBITDAC—4th Qtr and Year Ended December 31,

(Unaudited—in millions except per share, percentage and workforce data)

	4th Q Ended	4th Q Ended	Year Ended	Year Ended
Brokerage Segment	Dec 31, 2012	Dec 31, 2011	Dec 31, 2012	Dec 31, 2011
Commissions	$339.8	$297.7	$1,302.5	$1,127.4
Fees	121.8	96.4	403.2	324.1
Supplemental commissions (1)	17.6	14.0	67.9	56.0
Contingent commissions (1)	5.9	3.5	42.9	38.1
Investment income and gains realized on books of business sales	4.0	1.8	11.1	10.9

Revenues	489.1	413.4	1,827.6	1,556.5

Compensation	316.9	267.3	1,131.6	968.4
Operating	83.1	66.5	312.7	267.3
Depreciation	6.4	5.5	24.7	21.2
Amortization	25.1	24.1	96.2	77.0
Change in estimated acquisition earnout payables	2.6	(0.2)	3.6	(6.2)

Expenses	434.1	363.2	1,568.8	1,327.7

Earnings before income taxes	55.0	50.2	258.8	228.8
Provision for income taxes	23.5	18.3	103.0	88.6

Net earnings	$31.5	$31.9	$155.8	$140.2

EBITDAC
Net earnings	$31.5	$31.9	$155.8	$140.2
Provision for income taxes	23.5	18.3	103.0	88.6
Depreciation	6.4	5.5	24.7	21.2
Amortization	25.1	24.1	96.2	77.0
Change in estimated acquisition earnout payables	2.6	(0.2)	3.6	(6.2)

EBITDAC	$89.1	$79.6	$383.3	$320.8

	4th Q Ended	4th Q Ended	Year Ended	Year Ended
Risk Management Segment	Dec 31, 2012	Dec 31, 2011	Dec 31, 2012	Dec 31, 2011
Fees	$143.9	$145.0	$568.5	$546.1
Investment income	0.9	0.7	3.2	2.7

Revenues	144.8	145.7	571.7	548.8

Compensation	90.7	88.9	347.0	344.1
Operating	35.8	34.8	137.7	135.8
Depreciation	4.2	3.7	16.0	14.2
Amortization	0.8	0.5	2.8	2.3
Change in estimated acquisition earnout payables	(0.2)	—	(0.2)	—

Expenses	131.3	127.9	503.3	496.4

Earnings before income taxes	13.5	17.8	68.4	52.4
Provision for income taxes	4.6	5.6	25.9	19.1

Net earnings	$8.9	$12.2	$42.5	$33.3

EBITDAC
Net earnings	$8.9	$12.2	$42.5	$33.3
Provision for income taxes	4.6	5.6	25.9	19.1
Depreciation	4.2	3.7	16.0	14.2
Amortization	0.8	0.5	2.8	2.3
Change in estimated acquisition earnout payables	(0.2)	—	(0.2)	—

EBITDAC	$18.3	$22.0	$87.0	$68.9

	4th Q Ended	4th Q Ended	Year Ended	Year Ended
Corporate Segment	Dec 31, 2012	Dec 31, 2011	Dec 31, 2012	Dec 31, 2011
Revenues from consolidated clean coal facilities	$32.7	$16.7	$98.0	$27.3
Royalty income from clean coal licenses	8.5	2.8	27.6	4.5
Loss from unconsolidated clean coal facilities	(1.9)	(0.3)	(6.0)	(2.6)
Other net revenues	—	0.1	1.4	0.2

Revenues	39.3	19.3	121.0	29.4

Cost of revenues from consolidated clean coal facilities	37.2	19.6	111.6	32.0
Compensation	3.4	4.8	14.8	13.6
Operating	10.7	5.0	32.8	15.9
Interest	10.9	10.4	43.0	40.8
Depreciation	0.2	0.1	0.7	0.5

Expenses	62.4	39.9	202.9	102.8

Loss before income taxes	(23.1)	(20.6)	(81.9)	(73.4)
Benefit for income taxes	(16.2)	(17.0)	(78.6)	(44.0)

Net loss	$(6.9)	$(3.6)	$(3.3)	$(29.4)

EBITDAC
Net loss	$(6.9)	$(3.6)	$(3.3)	$(29.4)
Benefit for income taxes	(16.2)	(17.0)	(78.6)	(44.0)
Interest	10.9	10.4	43.0	40.8
Depreciation	0.2	0.1	0.7	0.5

EBITDAC	$(12.0)	$(10.1)	$(38.2)	$(32.1)

See “Information Regarding Non-GAAP Measures” on page 7 of 12 and notes to fourth quarter 2012 earnings release on page 12 of 12.

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Arthur J. Gallagher & Co.

Reported Statement of Earnings and EBITDAC—4th Qtr and Year Ended December 31,

(Unaudited—in millions except share and per share data)

	4th Q Ended	4th Q Ended	Year Ended	Year Ended
Total Company	Dec 31, 2012	Dec 31, 2011	Dec 31, 2012	Dec 31, 2011
Commissions	$339.8	$297.7	$1,302.5	$1,127.4
Fees	265.7	241.4	971.7	870.2
Supplemental commissions (1)	17.6	14.0	67.9	56.0
Contingent commissions (1)	5.9	3.5	42.9	38.1
Investment income and gains realized on books of business sales	4.9	2.5	14.3	13.6
Revenues from clean coal activities	39.3	19.2	119.6	29.2
Other net revenues—Corporate	—	0.1	1.4	0.2

Revenues	673.2	578.4	2,520.3	2,134.7

Compensation	411.0	361.0	1,493.4	1,326.1
Operating	129.6	106.3	483.2	419.0
Cost of revenues from clean coal activities	37.2	19.6	111.6	32.0
Interest	10.9	10.4	43.0	40.8
Depreciation	10.8	9.3	41.4	35.9
Amortization	25.9	24.6	99.0	79.3
Change in estimated acquisition earnout payables	2.4	(0.2)	3.4	(6.2)

Expenses	627.8	531.0	2,275.0	1,926.9

Earnings before income taxes	45.4	47.4	245.3	207.8
Provision for income taxes	11.9	6.9	50.3	63.7

Net earnings	$33.5	$40.5	$195.0	$144.1

Diluted net earnings per share	$0.27	$0.35	$1.59	$1.28

Dividends declared per share	$0.34	$0.33	$1.36	$1.32

EBITDAC
Net earnings	$33.5	$40.5	$195.0	$144.1
Provision for income taxes	11.9	6.9	50.3	63.7
Interest	10.9	10.4	43.0	40.8
Depreciation	10.8	9.3	41.4	35.9
Amortization	25.9	24.6	99.0	79.3
Change in estimated acquisition earnout payables	2.4	(0.2)	3.4	(6.2)

EBITDAC	$95.4	$91.5	$432.1	$357.6

Arthur J. Gallagher & Co.

Consolidated Balance Sheet

(Unaudited—in millions except per share data)

	Dec 31, 2012	Dec 31, 2011
Cash and cash equivalents	$302.1	$291.2
Restricted cash	851.6	692.5
Premiums and fees receivable	1,096.1	1,027.1
Other current assets	179.7	188.6

Total current assets	2,429.5	2,199.4
Fixed assets—net	105.4	91.3
Deferred income taxes	251.8	240.2
Other noncurrent assets	283.3	235.8
Goodwill—net	1,472.7	1,155.3
Amortizable intangible assets—net	809.6	561.5

Total assets	$5,352.3	$4,483.5

Premiums payable to insurance and reinsurance companies	$1,819.7	$1,621.9
Accrued compensation and other accrued liabilities	306.7	304.1
Unearned fees	70.6	69.7
Other current liabilities	36.9	67.9
Corporate related borrowings—current	129.0	10.0

Total current liabilities	2,362.9	2,073.6
Corporate related borrowings—noncurrent	725.0	675.0
Other noncurrent liabilities	605.8	491.3

Total liabilities	3,693.7	3,239.9

Stockholders’ equity:
Common stock—issued and outstanding	125.6	114.7
Capital in excess of par value	1,055.4	693.2
Retained earnings	510.4	482.9
Accumulated other comprehensive loss	(32.8)	(47.2)

Total stockholders’ equity	1,658.6	1,243.6

Total liabilities and stockholders’ equity	$5,352.3	$4,483.5

See “Information Regarding Non-GAAP Measures” on page 7 of 12 and notes to fourth quarter 2012 earnings release on page 12 of 12.

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Arthur J. Gallagher & Co.

Other Information and Notes

(Unaudited—data is rounded where indicated)

	4th Q Ended	4th Q Ended	Year Ended	Year Ended
OTHER INFORMATION	Dec 31, 2012	Dec 31, 2011	Dec 31, 2012	Dec 31, 2011
Basic weighted average shares outstanding (000s)	124,941	113,721	121,018	111,667
Diluted weighted average shares outstanding (000s)	126,315	114,745	122,478	112,465
Common shares repurchased (000s)	20	3	82	41
Common shares issued for acquisitions and earnouts (000s)	470	1,062	7,792	3,454
Number of acquisitions closed	22	11	60	32
Annualized revenues acquired (in millions)	$76.2	$42.2	$231.7	$277.0
Workforce at end of period (includes acquisitions):
Brokerage			9,002	7,868
Risk Management			4,390	4,264
Total Company			13,707	12,383

Notes to Fourth Quarter 2012 Earnings Release

(1)	Reported supplemental commission revenues recognized in 2012, 2011 and 2010 by quarter are shown in the financial supplement. As previously disclosed, many insurance carriers now provide sufficient information for Gallagher to recognize supplemental commission revenues on a quarterly basis for a majority of its 2012, 2011 and 2010 supplemental commission arrangements. However, in 2009 and prior years, most carriers only provided this information on an annual basis after the end of the contract period. Accordingly, the 2010 amounts reported in the table include both a full year of 2009 supplemental commission revenues and 2010 supplemental commission revenues that were recognized by Gallagher on a quarterly basis. This situation did not occur again in 2011 or 2012 and should not occur in 2013 or later years as Gallagher anticipates that most of the carriers will continue to provide information on a quarterly basis sufficient to allow recognition of revenues in a similar manner in future quarters. The reported and adjusted supplemental commissions for 2012, 2011 and 2010 are as follows (in millions):

	Q1	Q2	Q3	Q4	Full Year
2012
Reported supplemental commissions	$17.1	$16.6	$16.6	$17.6	$67.9
Reported contingent commissions	19.0	10.3	7.7	5.9	42.9

Reported supplemental and contingent commissions	$36.1	$26.9	$24.3	$23.5	$110.8

2011
Reported supplemental commissions	$13.5	$14.0	$14.5	$14.0	$56.0
Reported contingent commissions	16.8	7.9	9.9	3.5	38.1

Reported supplemental and contingent commissions	$30.3	$21.9	$24.4	$17.5	$94.1

2010
Reported supplemental commissions	$27.9	$10.6	$10.2	$12.1	$60.8
Adjustment as if supplemental commission information was provided on a quarterly basis	(14.7)	—	—	—	(14.7)

Adjusted supplemental commissions	13.2	10.6	10.2	12.1	46.1
Reported contingent commissions	15.5	8.7	9.5	3.1	36.8

Adjusted supplemental and reported contingent commissions	$28.7	$19.3	$19.7	$15.2	$82.9

Contact: Marsha Akin

Director—Investor Relations

630-285-3501 or marsha_akin@ajg.com

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